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                                                                   Exhibit 10.14

                           STOCK REPURCHASE AGREEMENT

     This Stock Repurchase Agreement (the "Agreement") is made as of this 9th day of June, 1999 by and among NVIDIA Corporation, a Delaware corporation ("NVIDIA") and Diamond Multimedia Systems, Inc., a Delaware corporation ("Diamond").

     WHEREAS, in connection with the purchase of certain graphics chipsets and related components from NVIDIA, Diamond is currently obligated to pay NVIDIA between $10 Million and $11 Million in trade receivables; and

     WHEREAS, Diamond owns 428,572 shares of common stock of NVIDIA, par value $0.001 per share (the "Common Stock") as evidenced by stock certificate number C-298; and

     WHEREAS, Diamond and NVIDIA each desire that NVIDIA repurchase such shares of Common Stock held by Diamond as payment toward invoices as they become due under their terms;

     NOW THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, the parties hereby agree as follows:

     1. In consideration of the Stock Value (as defined below) Diamond hereby transfers, conveys and assigns to NVIDIA, and NVIDIA hereby repurchases, stock certificate number C-298 representing the 428,572 shares of Common Stock held by Diamond, with delivery to take place on the date hereof, following which Diamond will no longer have any right, title or interest in or to the Common Stock.

     2. The dollar value represented by the Common Stock to be delivered hereunder (the "Stock Value") shall be equal to the product of (i) the number of shares to be delivered hereunder times (ii) average per share closing price of the Common Stock as quoted by the Nasdaq National Market for the five (5) trading days immediately preceding the date hereof.

     3. Diamond and NVIDIA hereby agree that upon the delivery of the Common Stock pursuant to paragraph (1) above and in consideration therefor, the amount owed by Diamond to NVIDIA pursuant to agreed upon invoices or partial invoices (attached as Exhibit A hereto) shall be reduced by an amount equal to the Stock Value, such reduction to apply first to those invoices which are furthest past due and forward sequentially to those invoices which are least past due the forward sequentially to invoices as they become due under their terms and conditions until the amount of the Stock Value has been fully applied. Any amounts owed by Diamond in excess of the Stock Value shall remain payable to NVIDIA pursuant to the terms of the respective transactions under which such obligations were incurred.

     4. Each party hereto hereby acknowledges that except as expressly set forth in paragraph (3) above, nothing herein shall be deemed to permit the modification or amendment of any existing
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purchase arrangements or terms of trade or sale between Diamond and NVIDIA.

     5. This Agreement contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. The terms of this Agreement are contractual and are not a mere recital. By executing this agreement, Diamond represents and warrants that it has full right, title and interest in and to the shares of Common Stock to be delivered hereunder, and that all of such shares are free and clear of any pledge, lien, security interest, encumbrance claim or equitable interest other than pursuant to this Agreement. NVIDIA represents and warrants that the transactions contemplated hereby shall be exempt from the registration requirements of, and shall be consummated in accordance with, applicable federal and state securities laws. Each party hereby represents and warrants further that it has all requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, that such party has obtained all necessary consents or waivers and taken all corporate actions necessary to perform its obligations under this Agreement, and that neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with any instrument, agreement, order, law or regulation by which such party may be bound. No modification or amendment of this Agreement, nor any waiver of any of the rights subject to this Agreement will be effective unless in writing signed by the party to be charged.

     6. This Agreement shall be governed by and construed in accordance with the laws of the State of California. This Agreement shall become effective as of the date hereof, and thereafter shall be binding upon and inure to the benefit of each of the parties' respective successors, heirs, assignees, and personal representatives.

     7. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one agreement which shall be binding on all the parties hereto.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


Diamond Multimedia Systems, Inc.          NVIDIA Corporation

By:                                       By:
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Name:                                     Name:
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Title:                                    Title:
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